UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

EZJR, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2001 Lawrenceville Suwanee Road, Suite 300 Suwanee, GA	30024
(Address of principal executive offices)	(Zip Code)

678-866-3414

(Registrant’s telephone number, including area code)

3055 Breckinridge Blvd. Suite 310, Duluth, GA 30096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2014, EZJR, Inc (“EZJR” or “the Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Leading Edge Financial ("LEF"), a private Florida corporation, located at 1402 Royal Palm Beach Blvd, Suite 215, Royal Palm Beach, FL 33411. In connection with the Share Exchange Agreement, we acquired 100% ownership of LEF in exchange for 4,475,000 of our unregistered common treasury shares. The number of shares of common stock of the Registrant issued and outstanding prior to the Share Exchange Agreement was approximately 13,664,576 shares, and immediately after the Share Exchange was approximately 18,139,576 shares. (See Exhibit 10.6 entitled "Share Exchange Agreement.")

Item 2.01 Completion of Acquisition or Disposition of Assets.

The closing of the Share Exchange Agreement took place on January 28, 2014 (the “Closing”). Leading Edge Financial, Inc. is a personal credit optimization and credit management company with exclusive technology, they help clients establish or re-establish a good credit history. Management believes the acquisition of this asset will enable EZJR to focus its business in a direction beneficial to its shareholders.

The consideration issued to the seller, Leading Edge Financial pursuant to the Share Exchange consisted solely of treasury shares of our common stock and was intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto. A total of 4,475,000 shares were issued to LEF pursuant to the Share Exchange Agreement.

Item 3.02 Unregistered Sales of Equity Securities

As of January 28, 2014, in connection with the Share Exchange Agreement, we agreed to issue 4,475,000 shares of our unregistered common stock to Leading Edge Financial in exchange for 100% ownership of Leading Edge Financial, Inc.

Before the shareholders of Leading Edge Financial received their unregistered securities, they were known to us and our management, through long-term pre-existing business relationships. We did not engage in any form of general solicitation or general advertising in connection with this transactions. The shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shareholders of Lead Ed Financial acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

We relied upon Section 4(2) of the Securities Act for the offer and sale. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

On or about January 28, 2014, in connection with legal services agreement, we agreed to issue 110,000 shares of our unregistered common stock to the Law Offices of Thomas C. Cook, Ltd. in exchange for legal services to be performed from January 1, 2014 through December 31, 2014. (See Exhibit 10.7 entitled "Contract for Services.")

Before the Law Offices of Thomas C. Cook, Ltd. received the unregistered securities for legal services, they were known to us and our management, through pre-existing business relationships, as EZJR's corporate counsel. We did not engage in any form of general solicitation or general advertising in connection with this transactions. The law office was provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The Law Offices of Thomas C. Cook, Ltd. acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

We relied upon Section 4(2) of the Securities Act for the offer and sale. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.01. Changes in Control of Registrant.

In connection with the Share Exchange Agreement described in Section 2.01 of this Current Report on Form 8-K, the Registrant on January 28, 2014 issued 4,475,000 unregistered shares of its common stock from its treasury to Leading Edge Financial, Inc. As a result, the former Leading Edge Financial shareholders own approximately 20% of the Registrant's common stock immediately following the close of the Share Exchange Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Concurrently, with the closing of the Share Exchange Agreement, the Board of Directors nominated Barry Hall and Ed Zimbardi to the Board. Messrs. Hall and Zimbardi accepted the nomination and are now members of the Board. The new board member will hold office until his successor(s) are elected and qualified.

The board appointed Barry Hall as its Executive Chairman and Chief Financial Officer of the Company; the Board appointed Ed Zimbardi as President and Chief Executive Officer and finally the Board appointed Adam Alred as its Chief Technology Officer. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

No agreements exist among present or former controlling stockholders of the Registrant or Leading Edge Financial with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares our common stock immediately following execution of the Share Exchange Agreement by (i) our officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of our outstanding shares; and (iii) our officers and directors as a group.

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)
Barry Hall Executive Chairman & CFO	Common	750,000	4.1%
Ed Zimbardi Director, President and CEO	Common	1,250,000	6.8%
Adam Alred Director & CTO	Common	1,500,000	8.2%

Brenda Zimbardi(3)	Common	7,636,506	41.8%

Financial Pacific(4)	Common	1,440,000	7.9%
Total Officers and Directors as a Group (3 persons)	Common	3,500,000	19.1%

(1)     Percent of Class is based on 18,249,576 common shares issued and outstanding following the acquisition of LEF.

(2)     Brenda Zimbardi, P. O. Box 909, Braselton, GA 30517, is beneficial owner who has the ultimate voting control over 7,636,506 shares held in the name of AdMaxOffers.com. Brenda Zimbardi's husband is Ed Zimbardi, the President of the Company who owns 1,250,000 shares. Together, they own over 50% of the issued and outstanding shares in the Company.

(3)     Financial Pacific, Balboa Avenue, BBVA Tower, 16th Floor, Panama City, Panama.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Item 8.01 Other Events

EZJR has relocated its corporate offices from 3055 Breckinridge Blvd. Suite 310, Duluth, GA 30096, to its new corporate headquarters located at: 2001 Lawrenceville Suwanee Road, Suite 300, Suwanee, GA 30024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.6	Share Exchange Agreement between EZJR and Leading Edge Financial dated January 28, 2014	X
10.7	Contract for services between EZJR and The Law Offices of Thomas C. Cook, Ltd. dated January 28, 2014	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EZJR, Inc. Registrant

Date: January 28, 2014	/s/ Ed Zimbardi___________________
Name: Ed Zimbardi
Title: CEO